UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ		07059
(Address of principal executive offices)		(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 12, 2008, Frances Brandon-Farrow resigned from the Company’s Board of Directors, effective immediately. Pursuant to (1) Section 2.1(iii) of the Amended and Restated Stockholders’ Agreement by and among the Company, Corvina Holdings Limited, (“Corvina”), Cortaire Limited, a company incorporated in the British Virgin Islands (together with Corvina, the “Virgin Group”), SK Telecom USA Holdings, Inc. and Sprint Ventures, Inc., previously disclosed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 28, 2008, and (2) Article II, Section 2 of the Company’s Second Amended and Restated Bylaws, previously disclosed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 28, 2008, the Virgin Group may designate up to three members of the Company’s Board of Directors. Prior to her resignation, Ms. Brandon-Farrow had been a Virgin Group designee.

(d) The Virgin Group has named Gordon D. McCallum as its new designee to the Board of Directors. Mr. McCallum, age 48, has been chief executive officer of Virgin Management Limited a U.K.-based management services company, since September 2005. From January 1998 to September 2005, Mr. McCallum worked at Virgin Management as its group strategy director.

(e) On December 12, 2008, the Company and its Chief Executive Officer, Daniel H. Schulman, entered into Amendment No. 1 (the “Amendment”) to Mr. Schulman’s Amended and Restated Employment Agreement, previously disclosed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed on March 17, 2008. The Amendment is intended to ensure that Mr. Schulman’s Amended and Restated Employment Agreement complies with Section 409A of the Internal Revenue Code.

The Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to Employment Agreement between Virgin Mobile USA, Inc. and Daniel H. Schulman, dated December 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: December 17, 2008	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel